Exhibit (a)(1)(C)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT AS TO THE ACTION TO BE TAKEN, YOU SHOULD SEEK YOUR OWN FINANCIAL ADVICE IMMEDIATELY FROM YOUR OWN APPROPRIATELY AUTHORIZED INDEPENDENT FINANCIAL ADVISOR. IF YOU HAVE SOLD OR TRANSFERRED ALL OF YOUR REGISTERED HOLDINGS OF THE SHARES (AS DEFINED BELOW), PLEASE FORWARD THIS DOCUMENT AND ALL ACCOMPANYING DOCUMENTS TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED, FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF SHARES OF COMMON STOCK

OF

AMERICAN MANAGEMENT SYSTEMS, INCORPORATED

PURSUANT TO THE OFFER TO PURCHASE

DATED MARCH 18, 2004

TO

CGI VIRGINIA CORPORATION

A

WHOLLY-OWNED SUBSIDIARY OF

CGI GROUP INC.

(Not to be used for Signature Guarantees)

      This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer of CGI Virginia Corporation, a Delaware corporation and a wholly-owned subsidiary of CGI Group Inc., a corporation organized under the laws of the Province of Québec, if: (a) certificates evidencing shares of common stock, par value $0.01 per share (the “Shares”), of American Management Systems, Incorporated, a Delaware corporation (“AMS”), are not immediately available; (b) time will not permit all required documents to reach Computershare Trust Company of New York, as Depositary (the “Depositary”), prior to the Expiration Date (as defined in Section 1 — “Terms of the Offer” of the Offer to Purchase); or (c) the procedure for delivery by book-entry transfer (as defined in Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase) cannot be completed on a timely basis.

      This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand or transmitted by telegram, facsimile transmission, overnight courier, or mail to the Depositary prior to the Expiration Date. See Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Delivery:

Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, New York 10268-1010	(For Eligible Institutions only) (212) 701-7636 Confirm Receipt of Facsimile by Telephone: (212) 701-7600	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, New York 10005

      For this Notice of Guaranteed Delivery to be validly delivered it must be received by the Depositary at one of the above addresses before the Expiration Date. Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, and transmission of instructions via facsimile transmission other than as set forth above, will not constitute a valid delivery. Delivery to AMS, CGI Virginia Corporation, CGI Group Inc., the Dealer Manager, the Information Agent, or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

      This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal. See Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase.

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      Ladies and Gentlemen:

      The undersigned hereby tenders to CGI Virginia Corporation, a Delaware corporation and a wholly-owned subsidiary of CGI Group Inc., a corporation organized under the laws of the Province of Québec, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 18, 2004 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal”) which, as amended or supplemented from time to time, together constitute the “Offer”, receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in Section 3 — “Procedure for Tendering Shares” of the Offer to Purchase.

Series and Certificate Nos. of Shares (if available):

Name(s) of Record Holder(s):

Please Type or Print

Address(es):

Zip Code

Daytime Area Code and Tel. No.:

Common Stock, par value $0.01 per share

Certificate Nos.:

Number of Shares Tendered:

If Share(s) will be delivered by book-entry transfer, check this box ☐

Account number:

Signature(s):

Dated:	, 2004

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GUARANTEE

(NOT TO BE USED FOR THE SIGNATURE GUARANTEE)

      The undersigned, an Eligible Institution (as defined in the Offer to Purchase), hereby guarantees delivery to the Depositary, at one of its addresses set forth above, certificates (“Share Certificates”) evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a Letter of Transmittal (or facsimile thereof) properly completed and duly executed, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three days on which the Nasdaq National Market is open for business after the date hereof. The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

________________________________________________________________________________

Address:

________________________________________________________________________________

(City, State, Zip Code)
Area Code and
Telephone Number:

(Authorized Signature)

Name:

(Please Print)

Title:

________________________________________________________________________________

Date:	, 2004

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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